Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated March 27, 2015, with respect to the consolidated financial statements included in the Annual Report of Neovasc Inc. on Form 40-F for the year ended December 31, 2014. We hereby consent to the inclusion of said report in the Annual Report of Neovasc Inc. on Form 40-F and to the incorporation by reference of said report in the Registration Statements of Neovasc Inc. on Form F-10 (File No. 333-195360) and Form S-8 (File No. 333-196986).

Vancouver, Canada March 27, 2015	/s/ Grant Thornton LLP
Chartered Accountants